UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Definitive Consent Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to Section 240.14a-12
Cephalon, Inc.

(Name of Registrant as Specified in Its Charter)
Valeant Pharmaceuticals International, Inc.

(Name of Person(s) Filing Consent Statement, if other than the Registrant)
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International Headquarters
7150 Mississauga Road
Mississauga, Ontario L5N 8M5
Phone: 905.286.3000
Fax: 905.286.3050
Contact Information:
Investors:
Laurie W. Little
Valeant Pharmaceuticals International, Inc.
949-461-6002
laurie.little@valeant.com
Media:
Renee E. Soto
Sard Verbinnen & Co.
212-687-8080
rsoto@sardverb.com
Cassandra Bujarski
Sard Verbinnen & Co.
212-687-8080
cbujarski@sardverb.com
VALEANT PHARMACEUTICALS ANNOUNCES LETTER TO CEPHALON STOCKHOLDERS
     Mississauga, Ontario, April 21, 2011 — Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) today filed a revised preliminary consent solicitation statement and announced its intention to commence on April 22, 2011 the mailing of its definitive consent solicitation statement to stockholders of record of Cephalon, Inc. (NASDAQ: CEPH) as of April 8, 2011. Valeant further announced a letter to stockholders of Cephalon in connection with its consent solicitation process. The text of that letter appears below:
To our fellow Cephalon Stockholders,
Valeant recently announced an all-cash offer to acquire Cephalon for at least $73 per share. This price represents a 29% premium to Cephalon’s 30-day trading average on the day we announced our offer, and we are prepared to increase it modestly, if we are permitted to conduct due diligence and the results of such due diligence demonstrate greater value than is supported by Cephalon’s public filings.
YOU, THE STOCKHOLDERS, SHOULD HAVE THE RIGHT TO CHOOSE
BETWEEN OUR CASH OFFER OF AT LEAST $73 AND AN UNCERTAIN FUTURE

Unfortunately, Cephalon’s Board is unwilling to engage with us and has rejected our offer in favor of an uncertain standalone strategy. They are pursuing this strategy even though:
•	Cephalon had an average share price of $57 for the month prior to Valeant’s offer and the median Wall Street analyst future price target was then only $60;

•	Cephalon’s share price has declined over the past five years;

•	Third parties believe that Cephalon is facing even tougher times ahead — Recent Wall Street analyst (IBES) median estimates project a 42% decline in earnings per share from 2011 to 2013;

•	68% of Wall Street analysts gave Cephalon a “Sell” or “Hold” rating prior to Valeant’s offer;

•	Cephalon has, in large part, based its future on developing novel drugs even though it has not successfully developed a major novel product since 1998 and despite multiple recent pipeline failures;

•	Since Valeant’s offer, analysts have come out in support of the transaction, describing our offer as “an attractive exit” (Oppenheimer & Co Inc., March 30, 2011), “fair” (Stifel Nicolaus, March 31, 2011), and an “immediate and unmatched premium” (Lazard Capital Markets, April 5, 2011);

•	If we are not permitted to conduct due diligence, Cephalon stockholders will lose the potential opportunity to have us modestly increase our offer; and

•	If a transaction is not completed, the Cephalon share price would likely be significantly adversely affected.
CEPHALON’S BOARD REFUSES TO LET YOU CHOOSE
Valeant would still prefer to conduct due diligence and negotiate a friendly transaction with Cephalon, but the current Cephalon Board has rejected our attempts. In addition, Cephalon has structural impediments that prevent the consummation of our offer, including a “poison pill” that was put in place without stockholder approval. The Cephalon Board could eliminate these impediments, but has thus far been unwilling to do so.
WE EXPECT OUR NOMINEES TO MAXIMIZE VALUE FOR CEPHALON STOCKHOLDERS
We have begun a consent solicitation process to request that Cephalon stockholders take action to replace the current Cephalon Board with the eight highly-qualified and well-respected professionals we have nominated for election to the Cephalon Board. We believe our nominees have the right experience, skills and qualifications to effectively maximize value for, and properly represent, the interests of Cephalon’s stockholders and will be committed to exploring all of the options to maximize value, consistent with their fiduciary responsibilities. Those options will potentially include:
•	Providing access to due diligence to, and negotiating with, us with a view to achieving a higher offer;

•	Conducting an efficient auction process while our offer is open;

•	Negotiating a merger agreement with us, which could include a “go-shop” provision so as to allow Cephalon’s Board to determine if there is a bidder willing to pay a higher price.
We expect the nominees to fully discharge their fiduciary obligations and, if the nominees elected constitute a majority of Cephalon’s Board, we would be willing to keep our offer open for a reasonable period of time while the new Cephalon Board explores Cephalon’s options.
COMPLETE AND RETURN THE GOLD CONSENT CARD BEFORE MAY 12
THIS IS YOUR CHANCE TO RECEIVE AT LEAST $73 PER SHARE IN CASH. If you want the opportunity to accept our offer, we urge you to complete, sign, date and return the GOLD card that will be included with our definitive consent solicitation statement. If we do not receive consents from holders of greater than 50% of the outstanding shares of common stock by May 12, 2011, we intend to withdraw our offer and pursue other opportunities.
Sincerely,
J. Michael Pearson
Chairman and Chief Executive Officer
Valeant Pharmaceuticals International, Inc.
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About Valeant
     Valeant Pharmaceuticals International, Inc. (NYSE: VRX) (TSX: VRX) is a multinational specialty pharmaceutical company that develops, manufactures and markets a broad range of pharmaceutical products primarily in the areas of neurology, dermatology and branded generics. More information about Valeant can be found at www.valeant.com.
Forward-looking Statements
Certain statements made in this press release may constitute forward-looking statements of Valeant, including, but not limited to, statements regarding our offer to purchase Cephalon,

financing related to the proposed transaction, our consent solicitation process or our intention to commence a tender offer, our opportunities and our plans should we acquire Cephalon, the effect of the proposed transaction on financial results, and certain financial projections. Forward-looking statements may be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management of Valeant and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Valeant’s most recent annual or quarterly report filed with the Securities and Exchange Commission (“SEC”) and Canadian Securities Administrators (“CSA”) and other risks and uncertainties as discussed from time to time in Valeant’s filings with the SEC and the CSA, which disclosures are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Valeant undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes except as required by securities laws. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC and the CSA.
Certain Information Concerning Participants In Solicitation; Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed removal of directors from, and election of directors to, the Board of Directors of Cephalon, as well as the repeal of any changes to Cephalon’s Bylaws. On the date hereof, Valeant filed a revised preliminary consent solicitation statement with the SEC. THAT DOCUMENT SETS FORTH THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS, OR OTHERWISE, AND IS AVAILABLE AT THE WEB SITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. OR FROM VALEANT’S WEBSITE AT WWW.VALEANT.COM UNDER THE TAB “INVESTOR RELATIONS” AND THEN UNDER THE HEADING “SEC FILINGS,” OR , FOR FREE, BY DIRECTING A REQUEST TO VALEANT, 7545 IRVINE CENTER DRIVE, IRVINE, CALIFORNIA, 92618, ATTENTION: CORPORATE SECRETARY.
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of Cephalon has commenced at this time.
In connection with any tender offer or consent solicitation, Valeant will file relevant materials, which may include a tender offer statement, and a definitive consent solicitation statement and/or other documents, with the SEC. The definitive consent solicitation statement filed by Valeant with the SEC will include the form of gold consent card to be completed and delivered by each Cephalon stockholder that desires to provide written consent in connection with the consent solicitation. ALL INVESTORS AND SECURITY HOLDERS OF CEPHALON ARE URGED TO READ ANY SUCH DOCUMENTS FILED WITH THE SEC BY VALEANT CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SUCH TRANSACTION. Investors and security holders will be able to obtain free copies of documents filed with the SEC by Valeant (when they become available) in the same manner as set forth above with respect to the preliminary consent solicitation statement.
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